THRIVE in Active TED 52-Week Follow-Up Update (May 20, 2025) Exhibit 99.2

This presentation contains forward-looking statements. These statements may be identified by the use of words such as, but not limited to, “anticipate,” “believe,” “become,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “on track,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or other similar terms or expressions that concern our expectations, plans and intentions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations, and assumptions. Forward-looking statements include, without limitation, statements regarding: preclinical development, clinical development, and anticipated commercialization of Viridian’s product candidates, including veligrotug (formerly VRDN-001); the potential utility, efficacy, potency, safety, clinical benefits, clinical response, convenience and number of indications of veligrotug; Viridian’s expectations regarding the potential commercialization of veligrotug, if approved; veligrotug’s potential to transform the treatment for TED and to be the IV treatment-of-choice for active and chronic TED; potential market sizes and market opportunities, including for Viridian’s product candidates; and Viridian’s product candidates potentially being best-in-class. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements. Such forward-looking statements are subject to a number of material risks and uncertainties including but not limited to: potential utility, efficacy, potency, safety, clinical benefits, clinical response, and convenience of Viridian’s product candidates; that results or data from completed or ongoing clinical trials may not be representative of the results of ongoing or future clinical trials; that preliminary data may not be representative of final data; the timing, progress, and plans for our ongoing or future research, preclinical and clinical development programs; changes to trial protocols for ongoing or new clinical trials; expectations and changes regarding the timing for regulatory filings; regulatory interactions; expectations and changes regarding the timing for enrollment and data; uncertainty and potential delays related to clinical drug development; the duration and impact of regulatory delays in our clinical programs; the timing of and our ability to obtain and maintain regulatory approvals for our therapeutic candidates; manufacturing risks; competition from other therapies or products; estimates of market size; other matters that could affect the sufficiency of existing cash, cash equivalents, and short-term investments to fund operations; our future operating results and financial performance; Viridian’s intellectual property position; the timing of preclinical and clinical trial activities and reporting results from the same; and those risks described from time to time under the caption “Risk Factors” in our filings with the Securities and Exchange Commission (SEC), including those described in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable, and supplemented from time to time by our Current Reports on Form 8-K. The forward-looking statements in this presentation represent our views as of the date of this presentation. Neither we, nor our affiliates, advisors, or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this presentation. This presentation also contains estimates and other statistical data made by independent parties and by us relating to market size and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk. Trademarks used herein are the property of their respective owners. Cautionary note regarding forward-looking statements

Achieved all primary and secondary endpoints with high level of statistical significance (p < 0.0001) Source: Viridian THRIVE week 15 topline data on file (interim topline database lock) & week 52 data on file (final database lock). AE = adverse event, IGF-1R = insulin-like growth factor-1 receptor, SAE = serious adverse event, TED = thyroid eye disease. THRIVE: Veligrotug showed robust and consistent clinical activity in active TED patients Rapid onset of treatment effect in as few as 3 weeks Generally well-tolerated, with no treatment-related SAEs and low (5.5%) placebo-adjusted rate of hearing impairment AEs at week 15; consistent safety profile through week 52 Demonstrated strong durability of proptosis response: 70% of topline proptosis responders maintained response at week 52 (Active TED)

THRIVE is a phase 3 randomized, controlled, double-masked trial of veligrotug in active TED

Treatment Phase

(12-week treatment period with primary endpoint at 15 weeks)

Treatment Arms
(2:1 randomization)

D1 · W3 · W6 · W9 · W12 · W15 · Through W52

Key Inclusion Criteria

- CAS ≥3
- Onset of TED symptoms within 15 months
- Proptosis of ≥3 mm

Veligrotug
n = 75

Placebo
n = 38

Primary Endpoint Analysis

Primary efficacy endpoint:
Proptosis responder rate

Key secondary endpoints:

- Proptosis mean change from baseline
- Diplopia (double vision)
- Clinical Activity Score (CAS)

Additional efficacy & safety follow-up at:

- *Week 24*
- *Week 36*
- *Week 52*

Final THRIVE readout at Week 52

Key: *Veligrotug 10 mg/kg* *Placebo*

VIRIDIAN

4

D = day, mm = millimeter, TED = thyroid eye disease, W = week.

7.8 Veligrotug (n = 75) Placebo (n = 38) Participant Demographics Age in years, mean (SD) 48.9 (12.4) 49.1 (12.5) Female sex, n (%) 56 (75%) 31 (82%) White race, n (%) 51 (68%) 19 (50%) Disease Characteristics Months since TED onset, mean (SD) 7.9 (3.7) 7.2 (3.8) Baseline proptosis by exophthalmometry (mm), mean (SD) 23.2 (3.1) 23.2 (3.3) Baseline CAS, mean (SD) 4.5 (1.0) 4.8 (1.1) Participants with diplopia, n (%) 50 (67%) 26 (68%) Diplopia (Gorman Score), mean (SD)1 2.0 (0.8) 2.0 (0.7) Source: Viridian THRIVE week 15 topline data on file (interim topline database lock). Note: all proptosis & CAS reported values and endpoints in the data analysis are based on study eye (defined as eye with greater proptosis at baseline). 1 Of patients with diplopia at baseline. CAS = clinical activity score, mm = millimeter, SD = standard deviation, TED = thyroid eye disease. THRIVE baseline characteristics were well-balanced between active and placebo arms

THRIVE achieved high level of statistical significance across all primary and secondary endpoints at 15 weeks

		Veligrotug (*n*=75)	Placebo (*n*=38)	p-value
Proptosis	**Primary Endpoint:** Proptosis responder rate (exophthalmometry)[1]	70%	5%	$p < 0.0001$
	Proptosis mean change from baseline (exophthalmometry)	-2.89 mm	-0.48 mm	$p < 0.0001$
Diplopia	Diplopia complete resolution[2]	54%	12%	$p < 0.0001$
	Diplopia responder rate[3]	63%	20%	$p < 0.0001$
CAS	Clinical activity score (CAS) 0 or 1	64%	18%	$p < 0.0001$
	CAS mean change from baseline	-3.4	-1.7	$p < 0.0001$
Overall Response	Overall responder rate (ORR)[4]	67%	5%	$p < 0.0001$

Source: Viridian THRIVE week 15 topline data on file (interim topline database lock).
[1] Percentage of participants with ≥2 mm reduction in proptosis from baseline in the study eye, without deterioration in the fellow eye (≥2 mm increase), [2] Percentage of participants with baseline diplopia (Gorman Score >0) and a score of 0 at Week 15, [3] Percentage of participants achieving a reduction of at least 1 on the Gorman subjective diplopia scale at week 15, among patients with diplopia at baseline, [4] Percentage of participants with ≥2 mm reduction in proptosis AND ≥2-point reduction in CAS from baseline in the study eye, without corresponding deterioration [≥2 mm/point increase] in proptosis or CAS in the fellow eye. CAS = clinical activity score.

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VIRIDIAN

Source: Viridian THRIVE week 15 topline data on file (interim topline database lock). Results at time points before week 15 are from post-hoc analyses and are for descriptive purposes only. mm = millimeter, PBO = placebo. Primary endpoint of proptosis responder rate met at 15 weeks: 70% for patients receiving veligrotug compared with 5% on PBO 53% of patients receiving veligrotug achieved a proptosis response at 3 weeks, after just 1 infusion of veligrotug Proptosis Responder Rate Proptosis Mean Change from Baseline Proptosis Responder Rate (%) Proptosis Mean Reduction (mm) 53% 64% 64% 72% 70% Analysis Visits Veligrotug Analysis Visits Veligrotug

Source: Viridian THRIVE week 15 topline data on file (interim topline database lock). Results at time points before week 15 are from post-hoc analyses and are for descriptive purposes only. CAS = clinical activity score. Majority of patients receiving veligrotug had complete resolution of diplopia and minimal disease activity (CAS) at week 15 Diplopia Complete Resolution CAS Score 0 or 1 Analysis Visits Diplopia Resolution Rate (%) Veligrotug 26% 32% 54% Diplopia Responder Rate at Week 15 63% 20% Diplopia Responder Rate at Week 15 7% 25% 46% 24% 20% 64% 18% 64% Analysis Visits CAS 0 or 1 Rate (%) Veligrotug

Source: Viridian THRIVE week 15 topline data on file (interim topline database lock). CT = computed tomography, IGF-1R = insulin-like growth factor-1 receptor, mm = millimeter, MRI = magnetic resonance imaging. THRIVE demonstrated consistency between Hertel and MRI / CT and validates both as reliable tools for measurements of proptosis Veligrotug (n=75) Placebo  (n=38) Proptosis responder rate at week 15 70% 5% Proptosis mean change from baseline at week 15 -2.89 mm -0.48 mm  Veligrotug (n=75) Placebo  (n=38) Proptosis responder rate at week 15 69% 9% Proptosis mean change from baseline at week 15 -2.91 mm -0.58 mm  Hertel Exophthalmometry MRI / CT

Veligrotug was generally well-tolerated at week 15, with no treatment-related SAEs, and 96% of veligrotug-treated patients completed all doses

	Veligrotug N=75 *n* (%)	**Placebo** N=38 *n* (%)
Participants with any treatment-emergent adverse event (TEAE)	66 (88%)	24 (63%)
Participants with any serious AE (SAE)	4 (5%)[1]	0
Participants with any **treatment-related** TEAE	53 (71%)	9 (24%)
Participants with any **treatment-related** SAE	0	0

- **Vast majority of TEAEs in both arms were mild**
- **Low treatment discontinuation rate**
  - 4% in veligrotug arm
- **No treatment-related SAEs**

Source: Viridian THRIVE week 15 topline data on file (interim topline database lock).
[1] 6 unrelated SAEs in 4 participants: cellulitis, appendicitis, dyspnoea, hyperthyroidism, aortic dissection (planned surgery for known Type B aortic dissection), depression (diagnosed prior to 1st dose); Includes multiple terms aggregated using standard sets of MedDRA terms.
AE = adverse event, MedDRA= medical dictionary for regulatory activities, SAE = serious adverse event, TEAE = treatment-emergent adverse event.

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VIRIDIAN

Source: Viridian THRIVE week 15 topline data on file (interim topline database lock). 1 Includes multiple terms aggregated using standard sets of MedDRA terms, 2 Reported as percentage of menstruating women. AE = adverse event, MedDRA= medical dictionary for regulatory activities. Veligrotug was generally well-tolerated at week 15, with a 5.5% placebo-adjusted rate of hearing impairment AEs AEs occurring at ≥10% frequency in either arm Veligrotug N=75 n (%) Placebo N=38 n (%) Muscle spasms 32 (43%) 2 (5%) Headache 16 (21%) 5 (13%) Infusion related reaction (IRR) 13 (17%) 1 (3%) Hearing impairment1 12 (16%) 4 (11%) Hyperglycemia1 11 (15%) 2 (5%) Fatigue1 10 (13%) 6 (16%) Nausea 10 (13%) 3 (8%) Ear discomfort 9 (12%) 1 (3%) Diarrhea 8 (11%) 1 (3%) Alopecia 6 (8%) 4 (11%) Menstrual disorders1,2 8 / 34 (24%) 1 / 12 (8%)

Source: Viridian THRIVE week 52 data on file (final database lock). 1 Responders at week 15 who still had at least a 2-millimeter (mm) reduction in proptosis compared to baseline at week 52, without worsening in the fellow eye (≥2 mm increase), as measured by exophthalmometry. Methodology is the same as the teprotumumab durability reported in its U.S. Prescribing Information. No changes to veli’s safety profile during the follow-up period Vast majority of adverse events reported at topline resolved by Week 52 70% of proptosis responders in THRIVE maintained response at Week 52 in long-term follow up Proptosis Durability 70% (21/30 participants) of Week 15 proptosis responders maintained a proptosis response at Week 521 Safety Resolution

Appendix

Source: TEPEZZA U.S. Prescribing Information. Cross-trial comparisons should be avoided due to the lack of head-to-head clinical trial data. 1 Responders at week 24 who still had at least a 2-millimeter (mm) reduction in proptosis compared to baseline at week 52 Tepezza Prescribing Information shows 53% of proptosis responders maintained their response Tepezza Durability (Label) 53% (16/30 participants) of Week 24 proptosis responders maintained a proptosis response at Week 721